POWER OF ATTORNEY


By this Power of Attorney given
this 9th day of February 2006, I, David A.
Cieskinski, an individual
residing at 659 Grove Street, Sewickley, Pennsylvania
15143, authorize
Theodore N. Bobby, Esquire, Senior Vice President and General
Counsel of
H. J. Heinz Company, Patrick J. Guinee, Esquire, Assistant General

Counsel of H. J. Heinz Company, and Rene D. Biedzinski, Corporate
Secretary of
H. J. Heinz Company, a Pennsylvania corporation with offices located at 600
Grant Street, 60th Floor US Steel Building, Pittsburgh,
Pennsylvania
(collectively, the "Attorneys," and each, individually, the "Attorney"), to perform the following on my behalf:

	    To prepare,
execute, and file on my behalf all Forms 3, 4, and 5, and
	    amendments
thereto, necessary or appropriate to comply with Section 16
	    of the
Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated pursuant to the Act.

This Power of Attorney is
valid until revoked by me.

I acknowledge that the Attorneys, in
serving in such capacity at my request, are not assuming, nor is H. J.
Heinz Company assuming, any of my responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.




/s/ David A.
Ciesinski
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David A. Ciesinski